                                                                  Exhibit 99.1


                       ROBBINS & MYERS REPORTS FISCAL 2004
                              THIRD QUARTER RESULTS


DAYTON, OHIO, June 23, 2004. . . Robbins & Myers, Inc. (NYSE: RBN) today reported sales and earnings for the third quarter and first nine months of fiscal 2004, ended May 31, 2004. Sales for the third quarter were $152.5 million compared with $144.9 million for the same period of fiscal 2003. Foreign currency translation represented the majority of the increase in revenues. The Company reported net income of $3.8 million or $0.26 per share compared with $4.4 million or $0.30 per share for the same period a year ago.

Sales for the first nine months of fiscal 2004 were $427.2 million compared with $403.9 million for the same period of fiscal 2003. Foreign currency translation accounted for an increase in sales of $30.7 million. Year to date EBIT was $21.2 million and $27.3 million for the same period last year. Net income was $6.3 million or $0.43 per share compared with $9.4 million or $0.66 per share in 2003. The fiscal 2004 year to date EBIT, net income and earnings per share were reduced by $1.4 million, $0.9 million and $0.06 per share, respectively, for charges related to the retirement of the Company's former CEO in the second quarter of fiscal 2004.

"Earnings for the quarter were well within our previously stated guidance and substantially better than in the second quarter," said Daniel W. Duval, President and Chief Executive Officer of Robbins & Myers, Inc. "The decline in revenues, excluding the foreign currency translation, was as anticipated. We entered fiscal 2004 with low backlogs, the result of weakness in orders during the second half of fiscal 2003, particularly, in the Pharmaceutical Segment. This negatively impacted our first half of fiscal 2004 results; however, we are now seeing the effect of improved orders in early fiscal 2004 on our earnings. We continue to see some erosion in margins in the Pharmaceutical and Industrial segments due to market pricing pressures, lower volumes, higher health care and insurance costs, and a shift in sales mix toward original equipment."

BUSINESS SEGMENT RESULTS

Quarterly sales for the Pharmaceutical Segment reflected sequential improvement, excluding the exchange rate impact, over the previous quarter for the first time this fiscal year. The low starting backlog combined with long lead times resulted in the segment's weak performance in the first half of fiscal 2004. Improving orders early in fiscal 2004 are resulting in increased sales volume. The increasing order rate this segment experienced in the second quarter continued in the third quarter. Profitability has been impacted by low volumes and pricing pressure.

The Energy Segment results were substantially better than in the previous year and continued to improve sequentially from a very strong second quarter. Sales increased 31% over last year and 6% over the second quarter. Correspondingly, EBIT was up 43% over the same period last year and slightly up over the preceding quarter. Higher energy prices and accelerated global demand for oil and gas are being reflected in increased rig count and capital equipment spending. It is anticipated that these trends should continue at least through the balance of our fiscal year and into our fiscal 2005.

The Industrial Segment saw slight decreases in sales and EBIT from the third quarter, of the prior year, but sequentially sales, EBIT and orders saw increases. This segment's profitability continues to be impacted by lower aftermarket activity and increases in pension and health care costs. On a positive note, the third quarter's orders were the highest in this segment in three years and the U. S. CPI (Chemical Processing Industry) operating rate is turning positive for the first time in several years.

EARNINGS GUIDANCE

Duval stated, "The weak market conditions during the last half of calendar 2003 in the U. S. and western European chemical and pharmaceutical markets led to our relatively weak performance in the first half of fiscal 2004. As expected, strengthening market conditions in early calendar 2004 and greater economic activity in the developing regions of China and Eastern Europe have supported a solid sequential improvement in our operating performance in the third quarter of our fiscal 2004 and is expected to continue for our fourth quarter and into fiscal 2005. We believe that our current backlog and order trends will support earnings per share from operations for the fourth quarter of $0.28 to $0.33 making our earnings per share for fiscal 2004 $0.77 to $0.82, excluding the retirement cost of $0.06 per share recorded in the second quarter."

Duval continued, "Robbins & Myers remains well positioned to take full advantage of strengthening economies as we focus on improving our cost structure, increasing organizational capabilities and driving organic growth. To drive these initiatives we have made the following organizational realignments:

     o    Thomas Loftis appointed Chairman of the Board of Directors.

     o Peter Wallace will assume President and CEO responsibility effective July 12, 2004.

     o Saeid Rahimian, currently President of the R&M Energy Systems business, has been named Group Vice President and will have responsibility for the Reactor Systems business as well as the Energy Systems business.

     o The Reactor Systems business unit will be realigned into a more integrated global functional organization from its current geomarket organization.

     o Group Vice President Milton Hernandez maintains responsibility for the Romaco business unit and will have additional responsibilities in the business development and strategic planning areas.

     o The management team of Romaco is exploring ways to realign their business to streamline operations, reduce costs and better coordinate sales and marketing efforts."

 In this release the Company refers to various non-GAAP measures. Earnings and earnings per share excluding special items are non-GAAP financial measures. The Company believes these measures are helpful to investors in assessing the Company's ongoing performance of its underlying businesses before the impact of special items on its financial performance. In addition, these non-GAAP measures provide a comparison to our previously announced earnings guidance which excluded these special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in thousands, except per share data):

                                                          THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                       --------------------------        --------------------------
                                                                MAY 31,                           MAY 31,
(IN THOUSANDS,  EXCEPT PER SHARE DATA)                   2004             2003              2004             2003
--------------------------------------                 --------------------------        --------------------------
NET INCOME                                             $   3,814        $   4,411        $   6,273        $   9,444

PLUS SPECIAL ITEMS, NET OF TAX:
      RETIREMENT CHARGES                                       0                0              896                0
                                                       ---------        ---------        ---------        ---------

NET INCOME BEFORE SPECIAL ITEMS                        $   3,814        $   4,411        $   7,169        $   9,444
                                                       =========        =========        =========        =========

DILUTED EARNINGS PER SHARE                             $    0.26        $    0.30        $    0.43        $    0.66

PLUS SPECIAL ITEMS:

      RETIREMENT CHARGES                                    0.00             0.00             0.06             0.00
                                                       ---------        ---------        ---------        ---------

DILUTED EARNINGS PER SHARE BEFORE SPECIAL ITEMS        $    0.26        $    0.30        $    0.49        $    0.66
                                                       =========        =========        =========        =========


CASH DIVIDEND

The Company also announced that its Board of Directors approved a regular quarterly cash dividend of $.055 per share that is payable on July 30, 2004 to shareholders of record as of July 9, 2004.

CONFERENCE CALL

Robbins & Myers, Inc. has scheduled a conference call and webcast for 10:00 a.m., EDT on Thursday, June 24, 2004 to review the third quarter and first nine month results of fiscal 2004. A copy of the Company's presentation will be available on the Company's website at www.robbinsmyers.com at the commencement of the call. Please contact the Company's Investor Relations Department to register for the call. The call web cast will also be available at www.robbinsmyers.com

OTHER

Robbins & Myers, Inc. is a leading global supplier of highly-engineered, critical equipment and systems for the pharmaceutical, energy, and industrial markets. Headquartered in Dayton, Ohio, the Company maintains manufacturing facilities in 15 countries.

In addition to historical information, this release contains forward-looking statements, identified by use of words such as "expects," "anticipates," "estimates," and similar expressions. These statements reflect the Company's expectations at the time this release was issued. Actual events and results may differ materially from those described in the forward-looking statements. Among the factors that could cause material differences are a significant decline in capital expenditures in specialty chemical and pharmaceutical industries, a major decline in oil and natural gas prices, foreign exchange rate fluctuations, continued availability of acceptable acquisition candidates and general economic conditions that can affect demand in the process industries. The Company undertakes no obligation to update or revise any forward-looking statement.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
    (UNAUDITED)




    (in thousands)                                      MAY 31, 2004          AUGUST 31, 2003
---------------------------------------------------     ------------          ---------------
ASSETS
    CURRENT ASSETS:
         CASH AND CASH EQUIVALENTS                        $  8,469                $ 12,347
         ACCOUNTS RECEIVABLE                               135,094                 117,896
         INVENTORIES                                       105,613                  96,196
         OTHER CURRENT ASSETS                                9,309                  10,480
         DEFERRED TAXES                                      8,016                   7,469
                                                          --------                --------
           TOTAL CURRENT ASSETS                            266,501                 244,388

    GOODWILL & OTHER INTANGIBLE ASSETS                     323,044                 310,748
    OTHER ASSETS                                             9,772                   7,357
    PROPERTY, PLANT & EQUIPMENT                            141,660                 141,963
                                                          --------                --------
                                                          $740,977                $704,456
                                                          ========                ========
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES:
         ACCOUNTS PAYABLE                                 $ 56,098                $ 49,588
         ACCRUED EXPENSES                                   87,803                  85,158
         CURRENT PORTION OF LONG-TERM DEBT                   4,994                   7,319
                                                          --------                --------
           TOTAL CURRENT LIABILITIES                       148,895                 142,065

    LONG-TERM DEBT - LESS CURRENT PORTION                  192,471                 186,284
    DEFERRED TAXES                                           8,397                   7,860
    OTHER LONG-TERM LIABILITIES                             85,674                  81,241
    SHAREHOLDERS' EQUITY                                   305,540                 287,006
                                                          --------                --------
                                                          $740,977                $704,456
                                                          ========                ========


  NOTE: ALL KNOWN ADJUSTMENTS HAVE BEEN REFLECTED IN THIS REPORT, BUT THE INFORMATION IS SUBJECT TO ANNUAL AUDIT AND YEAR-END ADJUSTMENTS WHICH ARE ESTIMATED TO BE INSIGNIFICANT.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT
      (Unaudited)




                                                              Three Months Ended                   Nine Months Ended
                                                          --------------------------          --------------------------
                                                           May 31,           May 31,           May 31,           May 31,
(in thousands,  except per share data)                      2004              2003              2004              2003
------------------------------------------------------    --------          --------          --------          --------
SALES                                                     $152,464          $144,921          $427,163          $403,904
Cost of sales                                              101,529            95,782           287,681           267,970
                                                          --------          --------          --------          --------

Gross profit                                                50,935            49,139           139,482           135,934

SG&A expenses                                               40,929            37,146           114,938           106,938
Amortization expense                                           601               554             1,918             1,664
Other                                                            0                 0             1,378                 0
                                                          --------          --------          --------          --------

Income before interest and income taxes                      9,405            11,439            21,248            27,332

Interest expense                                             3,521             4,000            10,861            11,710
                                                          --------          --------          --------          --------

Income before income taxes and minority interest             5,884             7,439            10,387            15,622

Income tax expense                                           2,060             2,488             3,636             5,230

Minority interest                                               10               540               478               948
                                                          --------          --------          --------          --------

Net income                                                $  3,814          $  4,411          $  6,273          $  9,444
                                                          ========          ========          ========          ========


NET INCOME PER SHARE:
      Basic                                               $   0.26          $   0.31          $   0.43          $   0.66
      Diluted                                             $   0.26          $   0.30          $   0.43          $   0.66


Weighted Average Common Shares Outstanding:
      Basic                                                 14,496            14,373            14,465            14,358
      Diluted                                               16,309            16,534            16,279            16,581


Orders                                                    $154,539          $137,792          $457,434          $418,969

Backlog                                                   $143,808          $141,513          $143,808          $141,513







Note: All known adjustments have been reflected in this report, but the information is subject to annual audit and year-end adjustments which are estimated to be insignificant.

ROBBINS & MYERS, INC. AND SUBSIDIARIES
CONDENSED BUSINESS SEGMENT INFORMATION
    (UNAUDITED)



                                                            THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                       ----------------------------          -------------------------------
                                                        May 31,            May 31,            May 31,               May 31,
(in thousands)                                           2004               2003               2004                  2003
--------------------------------------------------     ---------          ---------          ---------             ---------
SALES
          Pharmaceutical                               $  89,075          $  88,028          $ 250,711             $ 243,336
          Industrial                                      32,725             33,419             92,286                91,726
          Energy                                          30,664             23,474             84,166                68,842
                                                       ---------          ---------          ---------             ---------
          Total                                        $ 152,464          $ 144,921          $ 427,163             $ 403,904
                                                       =========          =========          =========             =========


INCOME BEFORE INTEREST AND INCOME TAXES (EBIT)
          PHARMACEUTICAL                               $   3,875          $   6,149          $   7,509             $  14,262
          INDUSTRIAL                                       2,290              3,100              5,668                 7,270
          ENERGY                                           7,017              4,914             19,842                14,436
          CORPORATE AND ELIMINATIONS                      (3,777)            (2,724)           (11,771)(1)            (8,636)
                                                       ---------          ---------          ---------             ---------
          TOTAL                                        $   9,405          $  11,439          $  21,248             $  27,332
                                                       =========          =========          =========             =========


DEPRECIATION AND AMORTIZATION
          PHARMACEUTICAL                               $   2,512          $   2,877          $   7,769             $   8,181
          INDUSTRIAL                                       1,135              1,340              3,336                 3,815
          ENERGY                                           1,431              1,432              4,095                 4,216
          CORPORATE AND ELIMINATIONS                         430                356              1,243                 1,040
                                                       ---------          ---------          ---------             ---------
          TOTAL                                        $   5,508          $   6,005          $  16,443             $  17,252
                                                       =========          =========          =========             =========


ORDERS
          PHARMACEUTICAL                               $  90,469          $  81,049          $ 273,175             $ 255,460
          INDUSTRIAL                                      34,844             33,351             97,715                94,857
          ENERGY                                          29,226             23,392             86,544                68,652
                                                       ---------          ---------          ---------             ---------
          TOTAL                                        $ 154,539          $ 137,792          $ 457,434             $ 418,969
                                                       =========          =========          =========             =========


BACKLOG
          PHARMACEUTICAL                               $ 111,506          $ 113,972          $ 111,506             $ 113,972
          INDUSTRIAL                                      27,602             24,405             27,602                24,405
          ENERGY                                           4,700              3,136              4,700                 3,136
                                                       ---------          ---------          ---------             ---------
          TOTAL                                        $ 143,808          $ 141,513          $ 143,808             $ 141,513
                                                       =========          =========          =========             =========





(1) INCLUDES COSTS OF $1,378,000 RELATED TO THE RETIREMENT OF OUR FORMER PRESIDENT AND CEO.




NOTE: ALL KNOWN ADJUSTMENTS HAVE BEEN REFLECTED IN THIS REPORT, BUT THE INFORMATION IS SUBJECT TO ANNUAL AUDIT AND YEAR-END ADJUSTMENTS WHICH ARE ESTIMATED TO BE INSIGNIFICANT.